Exhibit 32.1

Certification of Chief Executive Officer of Proton Laboratories, Inc. pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and Section 1350 of 18 U.S.C. 63.

I, Edward Alexander, the Chief Executive Officer of Proton Laboratories, Inc. hereby certify that Proton Laboratories, Inc.'s periodic report on Form 10-KSB Amendment Number 1 and the financial statements contained therein fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d) and that information contained in the periodic report on Form 10-KSB and the financial statements contained therein fairly represents, in all material respects, the financial condition and results of the operations of Proton Laboratories, Inc.

Date:  August 4, 2005

/s/ Edward Alexander
Edward Alexander
Chief Executive Officer of
Proton Laboratories, Inc.

A signed original of this written statement has been provided to Proton Laboratories, Inc. and will be retained by Proton Laboratories, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.